SCHEDULE A

                            WELLS FARGO MASTER TRUST
                        INVESTMENT SUB-ADVISORY AGREEMENT
                                  FEE AGREEMENT

         This fee agreement is made as of the 13th day of November, 2003, by and between Wells Fargo Funds Management, LLC (the "Adviser") and Smith Asset Management Group, L.P. (the "Sub-Adviser") and

         WHEREAS, the parties and Wells Fargo Master Trust (the "Trust") have entered into an Investment Sub-Advisory Agreement ("Sub-Advisory Agreement") whereby the Sub-Adviser provides investment management advice to each series of the Trust as listed in Appendix A to the Sub-Advisory Agreement (each a "Fund" and collectively the "Funds").

         WHEREAS, the Sub-Advisory Agreement provides that the fees to be paid to the Sub-Adviser are to be as agreed upon in writing by the parties.

         NOW THEREFORE, the parties agree that the fees to be paid to the Sub-Adviser under the Sub-Advisory Agreement shall be calculated as follows on a monthly basis by applying annual rate of percentage of the assets of the Funds listed in Appendix A.
























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                            APPENDIX A TO SCHEDULE A

------------------------------- ------------------------- ---------------------
         NAME OF FUND                BREAKPOINTS            SUB-ADVISORY RATE
------------------------------- ------------------------- ---------------------
Disciplined Growth Portfolio    0-200M                             0.30
                                200-500M                           0.20
                                Greater than 500M                  0.15
------------------------------- ------------------------- ---------------------



                                        WELLS FARGO FUNDS MANAGEMENT, LLC



                                        By:
                                            -----------------------------------
                                            Andrew Owen
                                            Senior Vice President


                                        SMITH ASSET MANAGEMENT GROUP, L.P.


                                        By:
                                            -----------------------------------
                                            Stephen S. Smith
                                            Principal















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